UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 25, 2013

MERU NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34659	26-0049840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

894 Ross Drive Sunnyvale, California		94089
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 215-5300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 25, 2013, Meru Networks, Inc. (the “Company”) entered into a revised form of Indemnification Agreement (the “Agreement”) with each of its directors and executive officers, which Agreement amends and supersedes the current Indemnification Agreement entered into between the Company and certain of these individuals. The changes to the Agreement, from that previously adopted, include: the addition of Section 6(f), which addresses situations where the Company obtains reimbursement of certain incentive or equity based compensation (a “claw-back”), as required under the Securities Exchange Act of 1934 (including under the Sarbanes-Oxley Act of 2002); the addition of Section 8(a), which addresses the meaning of “success on the merits” as recently defined by applicable judicial precedent; the addition of Section 13(d), which provides that the Indemnitee may employ its own counsel, subject to certain limitations; and clarification that only “non-appealable” judgments serve to overturn an Indemnitee’s presumption of entitlement to indemnification.

The foregoing description of the Agreement is qualified in its entirety by the Agreement, a copy of which has been filed as Exhibit 10.01 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.01	Form of Indemnification Agreement entered into between Meru Networks, Inc. and each of its directors and executive officers, effective as of July 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERU NETWORKS, INC.

Date: July 25, 2013	By:	/s/ Mark Liu
		Name:	Mark Liu
		Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.01	Form of Indemnification Agreement entered into between Meru Networks, Inc. and each of its directors and executive officers, effective as of July 25, 2013.